Exhibit 1
                        HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)


                                                         At June 30, 1997
                                                         ----------------

ASSETS
Current Assets:
   Cash                                                    $   420,890
   Accounts Receivable                                         422,344
   Prepaid Expenses                                             32,862
                                                           -----------
Total Current Assets                                           876,096
                                                           -----------

Property, Plant & Equipment                                  1,246,457
   Less:  Reserve for DDA                                      314,271
                                                           -----------
                                                               932,186
                                                           -----------

Investment in Severoceske Teplarny, a.s.                    19,581,076
Other Assets                                                 1,147,089
Deferred Charges                                                60,000
                                                           -----------

Total Other Assets                                          20,788,165
                                                           -----------

Total Assets                                               $22,596,447
                                                           ===========


LIABILITIES AND STOCKHOLDERS EQUITY Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding:  1,250       $     1,250
   Paid-in Capital                                           3,248,750
Retained Earnings                                          (11,922,852)
Cumulative Translation Adjustment                           (2,245,166)
                                                           -----------
Total Stockholders Equity                                  (10,918,018)
                                                           -----------

Current and Accrued Liabilities:
   Notes Payable - Intercompany                             31,100,000
   Accounts Payable                                            116,227
   Accounts Payable - Intercompany                           1,040,712
   Federal Income Taxes Payable                               (309,220)
   Other Accrued Liabilities                                   467,889
                                                           -----------
Total Current and Accrued Liabilities                       32,415,608
                                                           -----------

Deferred Credits:
  Accumulated Deferred Income Taxes                            530,835
  Other Deferred Credits                                       568,022
                                                           -----------
Total Deferred Credits                                       1,098,857
                                                           -----------

Total Liabilities and Stockholders Equity                  $22,596,447
                                                           ===========